Exhibit 99.1
May 1, 2018

GenMark Diagnostics Reports First Quarter 2018 Results

CARLSBAD, Calif - GenMark Diagnostics, Inc. (Nasdaq: GNMK), a leading provider of automated, multiplex molecular diagnostic testing systems, today announced financial results for the first quarter ended March 31, 2018.

Highlights

•	Revenues of $20.6 million, an increase of 65% over the prior year period

•	ePlex net new placements of 32 analyzers, expanding the global installed base to 228 placements

•	Five abstracts and posters on the benefits of ePlex BCID panels presented at ECCMID, the largest microbiology meeting in Europe

“We’re off to a solid start in 2018, with revenue growth in the first quarter driven by high respiratory testing volumes in an exceptionally strong flu season, as well as a growing number of customers utilizing ePlex for routine clinical testing. As a result, ePlex contributed meaningfully to first quarter sales and for the first time, surpassed revenues from our XT-8 products,” said Hany Massarany, President and Chief Executive Officer. “We’re encouraged by the steady positive customer feedback we receive on the performance, ease of use and processing capacity of ePlex, and we’re very pleased with its strong market acceptance across all segments. We’re also excited about the potential for our uniquely differentiated BCID panels and look forward to accelerating future placements and revenue, as we launch them in the U.S. market.”

First Quarter Financial Results
Revenue was $20.6 million in the first quarter of 2018, an increase of 65% versus $12.5 million in the first quarter of 2017. Gross profit was $4.2 million, or 20% of revenue, compared with $6.2 million, or 49% of revenue in the same period of 2017, reflecting the increased proportion of ePlex revenues in the quarter, driven by extraordinary flu season demand.

Operating expenses for the first quarter of 2018 were $15.0 million compared to $19.7 million in the same period for 2017. The decrease was largely due to reduced ePlex development expenses, partially offset by an increase in Sales and Marketing expenses.

Loss per share was $0.21 per share for the first quarter of 2018, compared to a $0.30 loss per share in the first quarter of 2017.

The Company ended the quarter with $65.5 million in cash and investments, reflecting the impact of reductions in operating expenses and the focus on minimizing working capital needs.

Guidance for Full Year 2018
GenMark is reconfirming prior 2018 revenue guidance of $68 to $72 million. Gross margin is expected to be in the 30% range. The Company continues to expect ePlex placements of 140-170 net new analyzers, and an annuity per ePlex placement in the $100,000 to $120,000 range.

Webcast and Conference Call Information
The Company will be hosting a conference call to discuss fourth quarter results in further detail on Tuesday, May 1, 2018 starting at 4:30 p.m. ET. The conference call will be concurrently webcast. The link to the webcast will be available on the GenMark Diagnostics, Inc. website at www.genmarkdx.com under the investor relations section and will be archived for future reference. To listen to the conference call, please dial (877) 312-5847 (US/Canada) or (253) 237-1154 (International) and use the conference ID number 9384229 approximately five minutes prior to the start time.

About GenMark Diagnostics
GenMark Diagnostics (NASDAQ: GNMK) is a leading provider of multiplex molecular diagnostic solutions designed to enhance patient care, improve key quality metrics, and reduce the total cost-of-care. Utilizing GenMark's proprietary eSensor® detection technology, GenMark's eSensor XT-8® and ePlex® systems are designed to support a broad range of molecular diagnostic tests with compact, easy-to-use workstations and self-contained, disposable test cartridges. GenMark’s ePlex: The True Sample-to-Answer Solution™ is designed to optimize laboratory efficiency and address a broad range of infectious disease testing needs, including respiratory, bloodstream, and gastrointestinal infections.  For more information, visit www.genmarkdx.com.

Safe Harbor Statement
This press release includes forward-looking statements regarding events, trends and business prospects, which may affect our future operating results and financial position. Such statements, including, but not limited to, those regarding our future financial performance, regulatory submissions and approvals, and the timely and effective commercialization and clinical impact of our ePlex system, are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks and uncertainties include, but are not limited to, our ability to successfully commercialize our ePlex system and its related test menu in a timely manner, constraints or inefficiencies caused by unanticipated acceleration and deceleration of customer demand, our ability to successfully expand sales of our product offerings outside the United States, and third-party payor reimbursement to our customers, as well as other risks and uncertainties described under the “Risk Factors” in our public filings with the Securities and Exchange Commission. We assume no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made.

Investor Relations Contact
Lynn Pieper Lewis or Leigh Salvo
(415) 937-5404
ir@genmarkdx.com

GENMARK DIAGNOSTICS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)

	March 31, 2018	December 31, 2017
ASSETS:
Current Assets:
Cash and cash equivalents	$30,278	$26,754
Short-term marketable securities	35,185	45,236
Accounts receivable, net of allowances of $52 and $2,754, respectively	8,081	10,676
Inventories	10,452	10,949
Prepaid expenses and other current assets	1,490	2,216
Total current assets	85,486	95,831

Property and equipment, net	21,881	22,581
Intangible assets, net	2,475	2,624
Restricted cash	758	758
Other long-term assets	507	505
Total assets	$111,107	$122,299

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$9,688	$11,171
Accrued compensation	4,577	5,419
Current portion of long-term debt	13,428	7,927
Other current liabilities	2,912	3,226
Total current liabilities	30,605	27,743

Deferred rent	2,893	3,059
Long-term debt	14,868	20,099
Other noncurrent liabilities	187	241
Total liabilities	48,553	51,142

Stockholders' equity:
Preferred stock, $0.0001 par value; 5,000 authorized, none issued	—	—
Common stock, $0.0001 par value; 100,000 authorized; 55,412 and 55,066 shares issued and outstanding, respectively	6	6
Additional paid-in capital	490,306	487,525
Accumulated deficit	(427,808)	(416,383)
Accumulated other comprehensive income	50	9
Total stockholders’ equity	62,554	71,157
Total liabilities and stockholders’ equity	$111,107	$122,299

GENMARK DIAGNOSTICS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In thousands, except per share data)

	Three months ended
	March 31,
	2018	2017
Revenue
Product revenue	$20,576	$12,470
License and other revenue	69	65
Total revenue	20,645	12,535
Cost of revenue	16,480	6,352
Gross profit	4,165	6,183
Operating expenses:
Sales and marketing	5,402	4,693
General and administrative	4,133	4,011
Research and development	5,420	11,035
Total operating expenses	14,955	19,739
Loss from operations	(10,790)	(13,556)
Other income (expense):
Interest income	187	52
Interest expense	(788)	(507)
Other income (expense)	(12)	95
Total other income (expense)	(613)	(360)
Loss before provision for income taxes	(11,403)	(13,916)
Income tax expense	20	1
Net loss	$(11,423)	$(13,917)
Net loss per share, basic and diluted	$(0.21)	$(0.30)
Weighted average number of shares outstanding basic and diluted	55,205	46,846

Other comprehensive loss:
Net loss	$(11,423)	$(13,917)
Other comprehensive income/(loss):
Foreign currency translation adjustments, net of tax	(34)	91
Net unrealized losses on marketable securities, net of tax	8	(16)
Total other comprehensive income/(loss)	(26)	75
Total comprehensive loss	$(11,449)	$(13,842)

GENMARK DIAGNOSTICS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three months ended March 31,
	2018	2017

Operating activities:
Net loss	$(11,423)	$(13,917)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,740	1,217
Net amortization/(accretion) of premiums/discounts on investments	(42)	19
Amortization of deferred debt issuance costs	290	151
Stock-based compensation	2,724	2,808
Provision for bad debt	—	9
Non-cash inventory adjustments	449	317
Other non-cash adjustments	84	(85)
Changes in operating assets and liabilities:
Accounts receivable	2,566	1,558
Inventories	(526)	(3,118)
Prepaid expenses and other assets	760	(216)
Accounts payable	(1,361)	(2,821)
Accrued compensation	(992)	(1,144)
Other current and non-current liabilities	(321)	(343)
Net cash used in operating activities	(6,052)	(15,565)
Investing activities:
Purchases of property and equipment	(465)	(1,888)
Purchases of marketable securities	(7,900)	—
Proceeds from sales of marketable securities	—	13,896
Maturities of marketable securities	18,000	700
Net cash provided by investing activities	9,635	12,708
Financing activities:
Principal repayment of borrowings	(22)	(6)
Payments associated with debt issuance	(20)	(20)
Proceeds from stock option exercises	17	88
Net cash provided by (used in) financing activities	(25)	62
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(34)	14
Net increase (decrease) in cash, cash equivalents, and restricted cash	3,524	(2,781)
Cash, cash equivalents, and restricted cash at beginning of year	27,512	16,717
Cash, cash equivalents, and restricted cash at end of period	$31,036	$13,936
Non-cash investing and financing activities:
Transfer of systems to property and equipment from inventory	$569	$415
Property and equipment included in accounts payable	$147	$183
Supplemental cash flow information:
Cash paid for income taxes, net	$33	$5
Cash paid for interest	$508	$347